                                                                   Exhibit 99.1




                       AGREEMENT AND PLAN OF AMALGAMATION

                                     among

                           REPUBLIC INDUSTRIES, INC.
                                  ("Parent"),

                              R.I./TRIANGLE, LTD.
                   a wholly owned direct subsidiary of Parent
                                ("Acquisition"),


                                      and


                                  ADT LIMITED
                                (the "Company")


                                  Dated as of
                                  July 1, 1996

                       AGREEMENT AND PLAN OF AMALGAMATION

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
                                   ARTICLE I

    THE AMALGAMATION ...............................................................2
         1.1  The Amalgamation......................................................2
         1.2  Effective Time........................................................2
         1.3  Effects of the Amalgamation...........................................2
         1.4  Memorandum of Association and Bye-Laws................................2
         1.5  Directors and Officers................................................2
         1.6  Additional Actions....................................................2

                                   ARTICLE II

    CONVERSION OF SECURITIES........................................................3
         2.1  Conversion of Share Capital...........................................3
         2.2  Fractional Shares; Adjustment of Exchange Ratio.......................3
         2.3  Exchange of Certificates..............................................4
         2.4  Treatment of Stock Options............................................6
         2.5  Dissenters' Rights....................................................6

                                  ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION........................7
         3.1  Organization and Standing.............................................7
         3.2  Subsidiaries..........................................................7
         3.3  Corporate Power and Authority.........................................8
         3.4  Capitalization of Parent..............................................8
         3.5  No Conflicts; Consents and Approvals..................................9
         3.6  Parent SEC Documents.................................................10
         3.7  Absence of Certain Changes...........................................10
         3.8  Undisclosed Liabilities..............................................11
         3.9  Taxes................................................................11
         3.10  Litigation..........................................................12
         3.11  Registration Statement..............................................12
         3.12  Accounting Matters..................................................13
         3.13  Employee Benefit Plans..............................................13
         3.14  Contracts...........................................................13
         3.15  Environmental Matters...............................................14

                                                                                  PAGE
                                                                                  ----
         3.16  Company Stock Ownership.............................................14
         3.17  Brokerage and Finder's Fees.........................................14

                                   ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................15
         4.1  Organization and Standing............................................15
         4.2  Subsidiaries.........................................................15
         4.3  Corporate Power and Authority........................................16
         4.4  Capitalization of the Company........................................16
         4.5  No Conflicts.........................................................17
         4.6  Company SEC Documents................................................18
         4.7  Absence of Certain Changes...........................................18
         4.8  Undisclosed Liabilities..............................................18
         4.9  Taxes................................................................19
         4.10  Litigation; Compliance with Law.....................................19
         4.11  Registration Statement..............................................20
         4.12  Accounting Matters..................................................20
         4.13  Employee Benefit Plans..............................................20
         4.14  Contracts...........................................................21
         4.15  Environmental Matters...............................................21
         4.16  Parent Stock Ownership..............................................22
         4.17  Board Action........................................................22
         4.18  Takeover Laws.......................................................22
         4.19  Brokerage and Finder's Fees; Expenses...............................22

                                   ARTICLE V

    COVENANTS OF THE PARTIES.......................................................22
         5.1  Mutual Covenants.....................................................23
         5.2  Covenants of Parent..................................................24
         5.3  Covenants of the Company.............................................27

                                   ARTICLE VI

    CONDITIONS.....................................................................30
         6.1  Mutual Conditions....................................................30
         6.2  Additional Conditions to Obligations of the Company..................31
         6.3  Additional Conditions to Obligations of Parent and Acquisition.......32

                                                                                  PAGE
                                                                                  ----
                                  ARTICLE VII

    TERMINATION AND AMENDMENT......................................................34
         7.1  Termination..........................................................34
         7.2  Effect of Termination................................................35
         7.3  Amendment............................................................35
         7.4  Extension; Waiver....................................................35

                                  ARTICLE VIII

    MISCELLANEOUS..................................................................36
         8.1  Survival of Representations and Warranties...........................36
         8.2  Notices..............................................................36
         8.3  Interpretation.......................................................37
         8.4  Counterparts.........................................................37
         8.5  Entire Agreement.....................................................37
         8.6  No Third Party Beneficiaries.........................................37
         8.7  Governing Law........................................................37
         8.8  Specific Performance.................................................37
         8.10  Expenses............................................................38
         8.11  Severability........................................................38
         8.12  Jurisdiction........................................................38
         8.13  Joinder by Acquisition..............................................38

SCHEDULES
         Schedule A:  Initial Directors of the Surviving Company

                       AGREEMENT AND PLAN OF AMALGAMATION

                  This Agreement and Plan of Amalgamation (this "Agreement") is made and entered into as of the first day of July, 1996, by and among Republic Industries, Inc., a Delaware corporation ("Parent"), R.I./TRIANGLE, Ltd., a Bermuda company limited by shares and a wholly owned subsidiary of Parent ("Acquisition"), and ADT Limited, a Bermuda company limited by shares (the "Company").

                             PRELIMINARY STATEMENTS

                  A. The respective Boards of Directors of the Company, Parent and Acquisition consider it advisable and in the best interests of their respective shareholders to effect the amalgamation of Acquisition and the Company (the "Amalgamation") pursuant to this Agreement.

                  B. The parties intend that the Amalgamation constitute a tax-free "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  C. The parties intend that the Amalgamation be accounted for as a pooling-of-interests for financial reporting purposes.

                  D. The respective Boards of Directors of Parent, Acquisition and the Company, by resolutions duly adopted, have approved and adopted this Agreement.

                  E. Concurrently herewith, in order to induce Parent and Acquisition to enter into this Agreement, the Company has granted a warrant to Parent (the "Warrant").

                  Now, therefore, in consideration of the premises and the representations and warranties, covenants and other agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                THE AMALGAMATION

                  1.1 The Amalgamation. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of The Companies Act 1981, as amended (the "Companies Act"), Acquisition shall be amalgamated with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI. Upon the Amalgamation, the separate corporate existence of Acquisition shall cease and the

Company shall continue as the amalgamated company and operate under the name "ADT Limited" under the laws of Bermuda. The amalgamated company is hereinafter sometimes referred to as the "Surviving Company."

                  1.2 Effective Time. The Amalgamation shall be consummated by filing with the Registrar of Companies of Bermuda (the "Registrar") a duly executed and verified application for registration of the Surviving Company and such other documents as are required by the Companies Act, all in accordance with Sections 104 and 108 of the Companies Act. The Amalgamation shall become effective (the "Effective Time") at the time and on the date set forth in the certificate of amalgamation issued by the Registrar. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Parent, or such other place as the parties may agree on the date (the "Closing Date") specified by the parties, which date shall be as soon as practicable, but in any event within two business days, following the date upon which all conditions set forth in Article VI hereof have been satisfied or waived, to the extent permitted by Applicable Laws (as defined below), or such other time as the parties may mutually agree.

                  1.3 Effects of the Amalgamation. The Amalgamation shall have the effects set forth in Section 109 of the Companies Act.

                  1.4 Memorandum of Association and Bye-Laws. At the Effective Time (i) the Memorandum of Association of the Company as in effect immediately prior to the Effective Time shall be the Memorandum of Association of the Surviving Company and (ii) the Bye-Laws of the Company in effect immediately prior to the Effective Time shall be the Bye-Laws of the Surviving Company; in each case until amended in accordance with applicable law.

                  1.5 Directors and Officers. From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Company and the directors of Acquisition shall be the directors of the Surviving Company, in each case until their respective successors are duly elected and qualified. The name and address of each initial director of the Surviving Company is set forth on Schedule A hereto.

                  1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to carry out the provisions of this Agreement, the proper officers and directors of Parent and the Surviving Company shall take all such necessary action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  2.1 Conversion of Share Capital. At the Effective Time, by virtue of the Amalgamation and without any action on the part of Parent, Acquisition, the Company or any holder thereof:

                  (a) Each common share, $1.00 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall be converted into one common share, $.10 par value, of the Surviving Company. Such newly issued shares shall thereafter constitute all of the issued and outstanding shares of the Surviving Company.

                  (b) Each Company Common Share (other than shares to be cancelled in accordance with Section 2.1(c)) issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall be converted into and represent the right to receive .92857 shares of Parent Common Stock (the "Exchange Ratio").

                  (c) All share capital of the Company held in the treasury of the Company, held by any of Company's subsidiaries or held by Parent or any of its subsidiaries shall be cancelled and cease to exist and no payment shall be made in respect thereof.

                  2.2 Fractional Shares; Adjustment of Exchange Ratio. No certificates for fractional shares of Parent Common Stock shall be issued as a result of the conversions provided for in Section 2.1(b); no dividend or other distribution by Parent and no stock split, combination or reclassification with respect to Parent Common Stock shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, to the extent that a holder of an outstanding Company Common Share would otherwise be entitled to receive a fractional share of Parent Common Stock, such holder, upon presentation of appropriate certificates for Company Common Shares to the Exchange Agent pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Parent Common Stock on the Nasdaq National Market on the last full trading day immediately prior to the Effective Time) of such fractional share. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing Company Common Shares shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time Parent shall declare a stock dividend or other distribution on its capital stock payable in shares of Parent Common Stock or securities convertible into shares of Parent Common Stock, or effect a stock split, reclassification or combination with respect to Parent Common Stock, the Exchange Ratio set forth in Section 2.1(b) shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification or combination.

                  2.3  Exchange of Certificates.

                  (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with an exchange agent designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of holders of Company Common Shares ("Company Shareholders"), for exchange in accordance with this Section 2.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Company Common Shares and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly and, in any event, within three (3) business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Common Shares whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(b),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.1 and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the shares formerly represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of Company Common Shares. In the event of a transfer of ownership of Company Common Shares which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such Company Common Shares held by such transferee is presented to the Exchange Agent, accompanied by all documents which in the reasonable judgment of the Exchange Agent are required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II.

                  (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.10), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (d) No Further Ownership Rights in Company Common Shares. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares represented thereby, and from and after the Effective Time there shall be no further registration of transfers on the share transfer books of the Company of Company Common Shares. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Company Shareholders for six months after the Effective Time shall be delivered to Parent or the Surviving Company, upon demand thereby, and Company Shareholders who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

                  (f) No Liability. None of Parent, the Surviving Company or the Exchange Agent shall be liable to any person in respect of any Company Common Shares (or, dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Amalgamation (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Company Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                  2.4 Treatment of Stock Options. Prior to the Effective Time, Parent and the Company shall take all such actions as may be necessary, including the solicitation of necessary consents, to cause each unexpired and unexercised option outstanding under stock option plans of the Company (each, a "Company Option") to be automatically converted at the Effective Time into an option (a "Parent Exchange Option") to purchase that number of shares of Parent Common Stock equal to the number of Company Common Shares issuable immediately prior to the Effective Time upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Exchange Ratio, and with other terms and conditions that are substantially similar to the terms and conditions of such Company Option immediately before the Effective Time. Parent agrees with the Company for the benefit of itself and as trustee for the holders of Parent Exchange Options that as promptly as practicable following the Effective Time, Parent shall use its reasonable best efforts to cause to become effective a registration statement on Form S-8 to effect the registration of the shares of Parent Common Stock underlying the Parent Exchange Option under the Securities Act (as defined below).

                  2.5 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Company Common Shares outstanding immediately prior to the Effective Time and held by a holder who has complied with the provisions set forth in Section 106 of the Companies Act relating to appraisal rights, shall be converted into shares of Parent Common Stock pursuant to Section 2.1, subject to the rights of such holder under Section 106 of the Companies Act relating to appraisal rights. In the event such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the Companies Act, such holder shall no longer have any right to appraisal thereunder. The Company shall give Parent prompt notice of any application to the courts in Bermuda filed by a holder of Company Common Shares to appraise the fair value of his Company Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such applications. The Company shall not, except with the prior written consent of Parent, make any offer to settle any such proceedings.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company as follows:

                  3.1 Organization and Standing. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and con ducted. Each of Parent and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a "material adverse effect" on Parent. For the purposes of this Agreement, a "material adverse effect" with respect to any party shall mean a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole. Neither Parent nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Parent, its Certificate of Incorporation, or By-Laws, or, in the case of any subsidiary of Parent, its Certificate of Incorporation, By-Laws or other organizational documents. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner and (ii) for purposes of Articles III and IV hereof, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the "Commission").

                  3.2 Subsidiaries. As of the date hereof, other than immaterial interests, Parent does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 3.2 to the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company and dated the date hereof. Section 3.2 of the Parent Disclosure Schedule sets forth as to each subsidiary of Parent: (i) its name and jurisdiction of incorporation or organization and (ii) the percentage of securities owned by its immediate parent. Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on Parent. Other than as set forth in Section 3.2 of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of Parent.

                  3.3 Corporate Power and Authority. Each of Parent and Acquisition has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the issuance of shares of Parent Common Stock in the Amalgamation by the holders of Parent Common Stock ("Parent Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Acquisition, subject to authorization of the issuance of shares of Parent Common Stock in the Amalgamation. This Agreement has been duly executed and delivered by each of Parent and Acquisition, and constitutes the legal, valid and binding obligation of each of Acquisition and Parent enforceable against each of them in accordance with its terms.

                  3.4 Capitalization of Parent. As of June 19, 1996, Parent's authorized capital stock consisted solely of (a) 500,000,000 shares of common stock, $0.01 par value per share ("Parent Common Stock"), of which (i) 184,023,886 shares were issued and outstanding, (ii) no shares were issued and held in treasury and (iii) 50,589,094 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Parent, and (b) 5,000,000 shares of preferred stock, $0.01 par value per share, none of which was issued and outstanding or reserved for issuance. Each outstanding share of Parent capital stock is, and all shares of Parent Common Stock to be issued in connection with the Amalgamation will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent capital stock has not been, and all shares of Parent Common Stock to be issued in connection with the Amalgamation will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof, in the Parent SEC Documents (as defined in Section 3.6) filed with the Commission prior to the date hereof or in Section 3.4 of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent; and Parent has no obligation of any kind to issue any additional securities or to pay for, repurchase, redeem or otherwise acquire securities of Parent or any predecessor. Parent has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Parent Common Stock.

                  3.5 No Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Acquisition nor the consummation of the transactions contemplated hereby will:

                  (a) conflict with, or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Parent or the Memorandum of Association or Bye-Laws of Acquisition;

                  (b) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to or binding upon Parent or any of its subsidiaries or their respective properties or assets;

                  (c) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries or result in any right of conversion or redemption under, or result in the loss of any benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party; or

                  (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with any third party or any United States or non-United States court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization of the issuance of shares of Parent Common Stock pursuant to this Agreement by Parent Stockholders, (ii) authorization for inclusion of the shares of Parent Common Stock to be issued in the Amalgamation on the Nasdaq National Market, (iii) actions required by the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Competition Laws"), (iv) the filing of the application to register the Amalgamation pursuant to the Companies Act and the consent of the Minister of Finance of Bermuda (the "Minister") to the Amalgamation and (v) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement;

except, in the case of (c) and (d), (i) as set forth in Section 3.5 of the Parent Disclosure Schedule or (ii) for any of the foregoing that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Parent or materially impair or delay the consummation of the transactions contemplated hereby.

                  3.6 Parent SEC Documents. Each of Parent and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1995 under the United States Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the United States Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents") and has heretofore made available to the Company, in the form filed with the Commission, (i) its Annual Report on Form 10-K for the year ended December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1996, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1995 and (iv) all other forms, reports and registration statements (other than Quarterly Reports on Form 10-Q and preliminary materials) filed by Parent with the Commission since December 31, 1994. The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments and any other adjustments described therein that are not expected to be materially adverse to Parent and its subsidiaries taken as a whole) in all material respects the consolidated financial position of Parent as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                  3.7 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof or as set forth in Section 3.7 of the Parent Disclosure Schedule, since January 1, 1996, each of Parent and its subsidiaries has conducted its business in the ordinary course, and there has been no (i) material adverse change in the assets, liabilities, results of operations, business or financial condition of Parent and its subsidiaries taken as a whole, (ii) material adverse effect on the ability of Parent to consummate the transactions contemplated hereby,
(iii) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, or (iv) change in its accounting principles, practices or methods except as required by GAAP.

                  3.8 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Parent as of March 31, 1996 or the notes thereto included in the Parent SEC Documents filed with the Commission prior to the date hereof, (ii) as incurred after the date thereof in the ordinary course of business and not prohibited by this Agreement or (iii) as set forth in Section 3.8 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, (i) have or would reasonably be expected to have a material adverse effect on Parent or
(ii) are required to be reflected or reserved against on a consolidated balance sheet of Parent and its subsidiaries (including the notes thereto) prepared in accordance with GAAP.

                  3.9 Taxes. Except as set forth in Section 3.9 of the Parent Disclosure Schedule, (i) Parent and its subsidiaries have duly filed all United States federal, state and local and non-United States income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Parent or its subsidiaries with relevant tax authorities prior to the date hereof, except those as to which the failure to file would not have or would not reasonably be expected to have a material adverse effect on Parent, (ii) all of the foregoing returns and reports are true, complete and correct in all material respects, and Parent and its subsidiaries have paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any United States federal, state and local or non-United States taxing authority, except those as to which the failure to pay would not have or would not reasonably be expected to have a material adverse effect on Parent,
(iii) Parent has paid or made adequate provision (in accordance with GAAP) in the financial statements of Parent included in the Parent SEC Documents filed with the Commission prior to the date hereof for all taxes payable in respect of all periods ending on or prior to December 31, 1995, except those as to which the failure to pay would not have or would not reasonably be expected to have a material adverse effect on Parent, (iv) neither Parent nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither Parent nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against Parent or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP), and (vi) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP). For purposes of this Agreement, the term "tax" shall include all United States federal, state and local and non-United States taxes including interest and penalties thereon.

                  3.10 Litigation; Compliance with Law. Except as disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof or as set forth in Section 3.10 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation

(an "Action") pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, individually or in the aggregate, would have or reasonably be expected to have a material adverse effect on Parent or a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have or reasonably be expected to have a material adverse effect on Parent or materially impair or delay the ability of Parent to consummate the transactions contemplated hereby. Each of Parent and its subsidiaries is in compliance with, and at all times since January 1, 1995 has been in compliance with, all applicable United States or non-United States laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to it or its business or properties, except for any such failures to be in compliance therewith which, individually or in the aggregate, would not have or reasonably be expected to have a material adverse effect on Parent. Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, would not have or reasonably be expected to have a material adverse effect on Parent.

                  3.11 Registration Statement. None of the information provided by Parent or any of its subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Parent under the Securities Act, including the prospectus (as amended, supplemented or modified, the "Prospectus") relating to shares of Parent Common Stock to be issued in the Amalgamation and the joint proxy statement and form of proxies relating to the vote of the Company Shareholders with respect to the Amalgamation and the vote of Parent Stockholders with respect to the Parent Common Stock to be issued in the Amalgamation (collectively and as amended, supplemented or modified, the "Joint Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Joint Proxy Statement will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. No representation or warranty is made by Parent in this Section with respect to statements made or incorporated by reference in, or omitted from, the Registration Statement or the Joint Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                  3.12 Accounting Matters. To the best knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Amalgamation as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

                  3.13 Employee Benefit Plans. Neither Parent nor any of its ERISA Affiliates has any liabilities with respect to any Parent Plan, including without limitation, any liabilities under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for liabilities which would not have or reasonably be expected to have a material adverse effect on Parent. As used herein: (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Parent Multiemployer Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c),
(m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  3.14 Contracts. None of Parent, any of its subsidiaries, or, to the knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by Parent under, any contract, agreement, guarantee, lease or executory commitment (each a "Contract") to which it is a party, except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a material adverse effect on Parent. Each contract to which Parent or any of its subsidiaries is a party is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on Parent or its subsidiaries. Neither Parent nor its subsidiaries is a party to any Contract that expressly limits the ability of Parent or any subsidiary to compete in or conduct the electronic security services business.

                  3.15  Environmental Matters.

                  (a) As used herein, the term "Environmental Laws" means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, ionizing or non-ionizing radiation, surface water, groundwater, land surface, subsurface strata, living organisms and the eco-systems of which they form part), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances, energy or wastes or other substances capable of causing harm to the environment (collectively,

"Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (b) Except as disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof or as set forth in Section 3.15(b) of the Parent Disclosure Schedule, there are, with respect to Parent, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, other than those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent, and none of Parent and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing, in each case, other than those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

                  (c) Except as disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof or set forth in Section 3.15(c) of the Parent Disclosure Schedule, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Parent or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Parent or any of its subsidiaries during the period the property was so owned, leased or used, other than those which, individually or in the aggregate, would not have or reasonably be expected to have a material adverse effect on Parent.

                  3.16 Company Stock Ownership. Other than the Warrant, neither Parent nor any of its subsidiaries owns any Company Common Shares or other securities exercisable for, or convertible into, Company Common Shares.

                  3.17 Brokerage and Finder's Fees. Except for Parent's obligations to Allen & Company, Incorporated, Parent has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Acquisition as follows:

                  4.1 Organization and Standing. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Company and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of the Company, its Memorandum of Association, as altered, or Bye-Laws, or, in the case of any subsidiary of the Company, its Certificate of Incorporation, Bye-laws or other organizational documents. The Company has heretofore made available to Parent accurate and complete copies of the Memorandum of Association and Bye-Laws as currently in effect of the Company and of similar constitutional documents of its subsidiaries.

                  4.2 Subsidiaries. As of the date hereof, other than immaterial interests, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 4.2 to the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and dated the date hereof. Section 4.2 of the Company Disclosure Schedule sets forth as to each subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization and (ii) the percentage of securities owned by its immediate parent. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on the Company. Other than as set forth in Section 4.2 to the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of the Company; and no subsidiary of the Company has any obligation of any kind to issue any additional securities or to pay for, repurchase, redeem or otherwise acquire securities of any subsidiary of the Company or any predecessor thereof.

                  4.3 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Amalgamation and the transactions contemplated hereby by Company Shareholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to authorization of the Amalgamation, this Agreement and the transactions contemplated hereby by Company Shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

                  4.4 Capitalization of the Company. As of the date hereof, the Company's authorized share capital consisted solely of (a) 220,000,000 common shares, $.10 par value per share ("Company Common Shares"), of which (i) 133,492,146 shares were issued and outstanding, of which 3,182,787 are held by a subsidiary of the Company and (ii) 20,681,832 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issued by the Company, (b) 850,000,000 convertible cumulative redeemable preference shares, $1.00 par value per share divided into three classes (the "Company Preference Shares"), 4,936 of which were issued and outstanding and (c) 25,000 exchangeable cumulative redeemable preference shares, $1.00 par value per share, none of which were issued and outstanding. All outstanding share capital is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Section 4.4 of the Company Disclosure Schedule sets forth each plan, arrangement or agreement pursuant to which options with respect to Company Common Shares may be granted or under which such options have been granted and are outstanding and in the aggregate by plan, arrangement or agreement the number of options outstanding, their grant price, the date such options were granted and the number of Company Common Shares reserved for issuance pursuant to the plan, arrangement or agreement, together with the name of each holder of an option outstanding under any such plan, arrangement or agreement, a description of the exercise or purchase prices and numbers of Company Common Shares subject to each such option, together with a listing of all options which by their terms shall vest at the Effective Time as a result of the Amalgamation. As of the date hereof, other than as set forth in Section 4.4 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, stock appreciation rights, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company of any securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any capital shares of the Company; and the Company has no obligation of any kind to issue any additional securities or to pay for, repurchase, redeem or otherwise acquire securities of the Company or any predecessor. The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Shares. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to voting of Company Common Shares.

                  4.5 No Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will:

                  (a) conflict with, or result in a breach of any provision of the Memorandum of Association, as altered, or Bye-Laws of the Company;

                  (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to or binding upon the Company or any of its subsidiaries or any of their respective properties or assets;

                  (c) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries or result in any right of conversion or redemption under, or result in the loss of any benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party; or

                  (d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with any third party or any Governmental Authority, other than (i) authorization of the Amalgamation and the transactions contemplated hereby by Company Shareholders, (ii) actions required by the HSR Act and Competition Laws, (iii) the filing of the application to register the Amalgamation pursuant to the Companies Act and the consent of the Minister to the Amalgamation and (iv) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement;

except, in the case of (c) and (d), (i) as set forth in Section 4.5 of the Company Disclosure Schedule or (ii) for any of the foregoing that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company or materially impair or delay the consummation of the transactions contemplated hereby.

                  4.6 Company SEC Documents. Each of the Company and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1993 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents") and has heretofore made available to Parent, in the form filed with the Commission, (i) its Annual Reports on Form 10-K for the years ended December 31, 1995, 1994 and 1993, respectively, (ii) its Quarterly Report on Form

10-Q for the period ended March 31, 1996, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1993 and (iv) all other forms, reports and registration statements (other than Quarterly Reports on Form 10-Q and preliminary materials) filed by the Company with the Commission since December 31, 1992. The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments and any other adjustments described therein that are not expected to be materially adverse to the Company and its subsidiaries taken as a whole) in all material respects the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                  4.7 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed with the Commission prior to the date hereof or as set forth in Section 4.7 of the Company Disclosure Schedule, since January 1, 1996, each of the Company and its subsidiaries has conducted its business in the ordinary course, and there has been no (i) material adverse change in the as sets, liabilities, results of operations, business or financial condition of the Company and its subsidiaries taken as a whole, (ii) material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, (iii) declaration, setting aside or payment of any dividend or other distribution with respect to its share capital, or (iv) change in its accounting principles, practices or methods, except as required by GAAP.

                  4.8 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of the Company as of March 31, 1996 or the notes thereto included in the Company SEC Documents filed with the Commission prior to the date hereof or (ii) as incurred after the date thereof in the ordinary course of business and not prohibited by this Agreement, neither the Company nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, (i) have or would reasonably be expected to have a material adverse effect on the Company or (ii) are required to be reflected or reserved against on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto) prepared in accordance with GAAP.

                  4.9 Taxes. Except as set forth in Section 4.9 of the Company Disclosure Schedule, (i) the Company and its subsidiaries have duly filed all Bermuda, United States federal, state and local and non-United States income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or its subsidiaries with relevant tax authorities prior to the date hereof, except those as to which the failure to file would not have or would not reasonably be expected to have a material adverse effect on the Company, (ii) all of the foregoing returns and reports are true, complete and correct in all material respects, and the Company and its subsidiaries have paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any Bermuda, United States federal, state and local or non-United States taxing authority, except those as to which the failure to pay would not reasonably be expected to have a material adverse effect on the Company, (iii) the Company has paid or made adequate provision (in accordance with GAAP) in the financial statements of the Company included in the Company SEC Documents filed with the Commission prior to the date hereof for all taxes payable in respect of all periods ending on or prior to December 31, 1995, except those as to which the failure to pay would not reasonably be expected to have a material adverse effect on the Company, (iv) neither the Company nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither the Company nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, (v) no deficiencies for any tax, assessment or governmental charge have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against the Company or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP) and (vi) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP).

                  4.10 Litigation; Compliance with Law. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in
Section 4.10 of the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, would have or reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have or reasonably be expected to have a material adverse effect on the Company materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. Each of the Company and its subsidiaries is in compliance with, and at all times since January 1, 1995 has been in compliance with, all Applicable Laws relating to it or its business or properties, except for any such failures to be in compliance therewith which, individually or in the aggregate, would not have a material adverse effect on the Company. Each of the Company and its subsidiaries is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, would not have or reasonably be expected to have a material adverse effect on the Company.

                  4.11 Registration Statement. None of the information provided by the Company or any of its subsidiaries for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. No representation or warranty is made by the Company in this Section with respect to statements made or incorporated by reference in, or omitted from, the Registration Statement or the Joint Proxy Statement based on information supplied by Parent specifically for inclusion or incorporation by reference therein.

                  4.12 Accounting Matters. To the best knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Amalgamation as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

                  4.13 Employee Benefit Plans. Section 4.13 of the Company Disclosure Schedule sets forth the name of each Company Plan and sets forth each employment, severance, termination, option, benefit, consulting or retirement plan or agreement which contains any special provision becoming effective upon the occurrence of a change in control of the Company, copies of which have heretofore been made available to Parent. Neither the Company nor any of its ERISA Affiliates has any liabilities with respect to any Company Plan, including without limitation, any liabilities under ERISA, except for liabilities which would not have or reasonably be expected to have a material adverse effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. As used herein:
(i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer Plan) or a "welfare plan" (as defined in
Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability; and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001
(a)(3) of

ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  4.14 Contracts. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company under, any Contract to which it is a party, except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a material adverse effect on the Company. Each contract to which the Company or any of its subsidiaries is a party is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents filed with the Commission prior to the date hereof or as set forth in
Section 4.14 of the Company Disclosure Schedule, neither the Company nor its subsidiaries is a party to any Contract that expressly limits the ability of the Company or any subsidiary to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

                  4.15  Environmental Matters.

                  (a) Except as disclosed in the Company SEC Documents filed with the Commission prior to the date hereof or as set forth in Section 4.15(a) of the Company Disclosure Schedule, there are, with respect to the Company, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any material into the environment, actions, omissions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under Environmental Laws or otherwise may require remedial action in order to protect human health or the environment, other than those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company, and none of the Company and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing, in each case, other than those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was so owned, leased or used, other than those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                  4.16 Parent Stock Ownership. Neither the Company nor any of its subsidiaries owns any shares of Parent Common Stock or other securities exercisable for, or convertible into, Parent Common Stock.

                  4.17 Board Action. The Board of Directors of the Company, at a meeting duly called and held, has duly adopted, subject to confirmation by the Company Shareholders, an amendment to the Company's Bye-Laws (the "Bye-Law Amendment") to provide that the vote of holders of capital shares of the Company required to approve an amalgamation shall be a simple majority of the votes cast at a general meeting and a simple majority of the votes cast by holders of shares of any class of capital shares of the Company entitled to vote as a class, if a class meeting is required.

                  4.18 Takeover Laws. Prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation enacted under any Bermuda law or any other law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, (ii) the Amalgamation and (iii) the transactions contemplated hereby.

                  4.19 Brokerage and Finder's Fees; Expenses. Except for the Company's obligation to an internationally recognized investment banking firm (a copy of the written agreement relating to such obligation having previously been provided to Parent), the Company has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

                  The parties hereto agree as follows with respect to the period from and after the execution of this Agreement:

                  5.1  Mutual Covenants.

                  (a) General; HSR Act. Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act and Competition Laws with respect to the transactions contemplated hereby, (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with such party or its subsidiaries as are necessary for the consummation of the transactions contemplated herein and (iii) use its reasonable best efforts to comply with the Securities Act, the Exchange Act and applicable non-United States securities laws. Each party shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (b) Pooling-of-Interests. Each of the parties shall not take any action that would prevent the Amalgamation from qualifying for, and shall use its reasonable best efforts to cause the Amalgamation to qualify for, pooling-of-interests accounting treatment for financial reporting purposes.

                  (c) Tax-Free Treatment. Each of the parties shall not take any action that would prevent the Amalgamation from constituting, and shall use its reasonable best efforts to cause the Amalgamation to constitute, a tax-free "reorganization" under Section 368(a) of the Code and to permit the legal counsel referred to in Sections 6.2(e) and (f) and 6.3(g) and (h) to issue their respective opinions provided for therein.

                  (d) Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers, the New York Stock Exchange, Inc. or the London Stock Exchange, as applicable (and in such events only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Parent and the Company shall consult with each other before issuing any press release with respect to the Amalgamation and shall not issue any such press release prior to such consultation.

                  (e) Access. From and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Parent and the Company shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records and documents. Information obtained by Parent and the Company pursuant to this Section 5.1(e) shall be subject to the provisions of the confidentiality agreement between them dated June 28, 1996 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                  (f) Notification of Certain Matters. Each party shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.1(f) shall not limit or otherwise affect the remedies available hereunder to the other parties. Each of the parties shall promptly advise the others of (i) any notice or communication from any person alleging that the consent of such person may be required in connection with the transactions contemplated by this Agreement and (ii) any notice or communication received from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (g) Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) with respect to the timing of the Parent Meeting and the Company Meeting (each as defined below), (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers, (iv) in assisting Parent in planning to structure its holding of the Surviving Company and its subsidiaries after the Amalgamation, and (v) in seeking to satisfy the conditions set forth in Article VI, including by providing information to the Company's financial advisor in order to enable it to render the opinion referred to in Section 5.3(a).

                  5.2  Covenants of Parent.

                  (a) Parent Stockholders Meeting. Parent shall take all action in accordance with Applicable Laws and its Certificate of Incorporation and By-Laws necessary to convene a meeting of Parent Stockholders (the "Parent Meeting") as promptly as practicable to consider and vote upon the approval of the issuance of shares of Parent Common Stock in the Amalgamation, and subject to its directors' fiduciary duties, the Joint Proxy Statement shall contain the recommendation of the Board of Directors of Parent that Parent Stockholders vote in favor of such issuance.

                  (b) Preparation of Joint Proxy Statement. Parent shall cooperate with the Company to, and shall, as soon as is reasonably practicable, prepare and file the Joint Proxy Statement with the Commission on a confidential basis. Parent shall cooperate with the Company to, and shall, prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall cooperate with the Company to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. Parent shall use all reasonable efforts to mail at the earliest practicable date to Parent Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Parent Stockholders in connection with the Amalgamation and the transactions contemplated thereby. Parent shall advise the Company promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. Parent also shall cooperate with the Company to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable securities laws in connection with the issuance of shares of Parent Common Stock in the Amalgamation.

                  (c) Indemnification. Parent agrees with the Company for the benefit of itself and as trustee for the present and former directors and officers of the Company and its subsidiaries, that for a period of six years from and after the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, provided, however, that the Surviving Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). For a period of six years from and after the Effective Time, Parent shall cause the Surviving Company to keep in effect the Company's current provisions in its Memorandum of Association and Bye-Laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the Companies Act, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

                  (d) Directors' and Officers' Insurance. Parent agrees with the Company for the benefit of itself and as trustee for the present and former directors and officers of the Company and its subsidiaries, to use its reasonable efforts to cause the Surviving Company to maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) the Surviving Company shall not be required to pay an annual premium for such insurance coverage in excess of one hundred-fifty percent of the current annual premium paid by the Company for its existing coverage, but in such case shall purchase as much coverage as possible for such amount.

                  (e) Listing Application. Parent shall, as soon as practicable following the date hereof, prepare and submit to the National Association of Securities Dealers a listing application covering the shares of Parent Common Stock issuable in the Amalgamation, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the inclusion of such shares of Parent Common Stock on the Nasdaq National Market.

                  (f) Affiliates of Parent. Parent shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Parent within the meaning of Rule 145 under the Securities Act, to execute and deliver to Parent not less than 35 days prior to the date of the Parent Meeting written undertakings in form reasonably acceptable to Parent.

                  (g) Parent Board. Immediately after the Effective Time, Parent will take such action as may be necessary to cause Michael A. Ashcroft to be elected to Parent's Board of Directors.

                  (h) Reservation of Shares. At or before the Effective Time, Parent will reserve for issuance the number of shares of Parent Common Stock then issuable upon exercise or conversion of any securities options or warrants of the Company or its subsidiaries which by their terms shall after the Effective Time be exercisable for, or convertible into, Parent Common Stock.

                  (i) ASH Transaction. Parent will cooperate with the Company with respect to completion of the Company's recently announced proposed acquisition of Automated Security (Holdings) PLC.

                  (j) Conduct of Parent's Operations. During the period from the date of this Agreement to the Effective Time, Parent shall conduct its operations in the ordinary course except as expressly permitted by this Agreement and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect, it being understood that the foregoing shall not restrict Parent from making acquisitions of companies in its existing lines of business (which for purposes hereof consists of electronic security services, solid waste services, outdoor advertising services, and automotive retailing and related services), (i) in the case of publicly-traded companies, with the consent of the Company (which consent shall not unreasonably be withheld) and (ii) in the case of privately-held companies, in which the consideration payable by Parent does not exceed $50,000,000 for any individual acquisition or $500,000,000 in the aggregate for all such acquisitions.

                  (k) No Solicitation. Parent agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish access or provide information in furtherance of, any inquiries or the making of any proposal with respect to any amalgamation, recapitalization, merger, consolidation or other business combination involving Parent, or acquisition of any share capital or any material portion of the assets of Parent, or any combination of the foregoing (a "Parent Competing Transaction"), or (ii) negotiate, otherwise engage in discussions with any person (other than the Company or its directors, officers, employees, agents and representatives) with respect to any Parent Competing Transaction; provided that the Parent may
(i) furnish information to, negotiate or otherwise engage in discussions with, any party which delivers a written proposal for a Parent Competing Transaction if and so long as (A) the Board of Directors of Parent determines in good faith, based upon advice of its outside legal counsel, that such action is necessary to comply with its fiduciary duties under Applicable Law and (B) prior to furnishing non-public information to such person, Parent receives from such person an executed confidentiality agreement with terms no less favorable to Parent than those contained in the Confidentiality Agreement and (ii) take a position with respect to the Amalgamation or a Parent Competing Transaction or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act. From and after the execution of this Agreement, Parent shall promptly advise the Company in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to any Parent Competing Transaction (including the status thereof).

                  (l) London Stock Exchange Listing. If requested by the Company, Parent shall use its reasonable best efforts to cause the Parent Common Stock to be listed on the London Stock Exchange.

                  5.3  Covenants of the Company.

                  (a) Opinion of Financial Advisor. The Company shall use its reasonable best efforts to cause an internationally recognized investment banking firm to render, as promptly as practicable, an opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, to the Company Shareholders of the consideration to be received by the Company Shareholders pursuant to the Amalgamation.

                  (b) Company Shareholders Meeting. The Company shall take all action in accordance with Applicable Laws and its Memorandum of Association, as altered, and Bye-Laws, necessary to convene a meeting of Company Shareholders (the "Company Meeting") as promptly as practicable to consider and vote upon the Bye-Law Amendment, the approval of the Amalgamation, this Agreement and the transactions contemplated hereby and, subject to its directors' fiduciary duties, the Joint Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the Company Shareholders vote in favor of the Bye-Law Amendment, the Amalgamation, this Agreement and the transactions contemplated by this Agreement.

                  (c) Information for the Registration Statement and Preparation of Joint Proxy Statement. The Company shall promptly furnish Parent with all information concerning it as may be required for inclusion in the Registration Statement. The Company shall cooperate with Parent in the preparation of the Registration Statement in a timely fashion and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. If at any time prior to the Effective Time, any information pertaining to the Company contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, the Company shall promptly so inform Parent and provide Parent with the information necessary to make statements contained therein not false and misleading. The Company shall use all reasonable efforts to cooperate with Parent in the preparation and filing of the Joint Proxy Statement with the Commission on a confidential basis. The Company shall use all reasonable efforts to mail at the earliest practicable date to Company Shareholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Company Shareholders in connection with the Amalgamation and the transactions contemplated thereby.

                  (d) Conduct of the Company's Operations. During the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the ordinary course except as expressly permitted by this Agreement and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, the Company shall not, except as otherwise expressly permitted by this Agreement, without the prior written consent of
Parent:

                           (i) do or effect any of the following actions with
             respect to its securities: (A) adjust, split, combine or reclassify its share capital, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any share capital or any securities or obligations convertible into or exchangeable for any share capital, (C) grant any person (other than Parent) any right or option to acquire any share capital, (D) issue, deliver or sell or agree to issue, deliver or sell any additional share capital or any securities or obligations convertible into or exchangeable or exercisable for any share capital or such securities (except pursuant to the exercise of options outstanding on the date hereof), or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its share capital;

                           (ii) make or propose any changes in its Memorandum
             of Association, as altered, or Bye-Laws or other organizational documents;

                           (iii) make any acquisitions, except for acquisitions
             of companies in its existing lines of business (which for purposes hereof consist of electronic security services and automotive auction services), (a) in the case of publicly-traded companies, with the consent of Parent (which consent shall not unreasonably be withheld) and (b) in the case of privately-held companies, in which the consideration payable by the Company does not exceed $50,000,000 for any individual acquisition or $500,000,000 in the aggregate for all such acquisitions;

                           (iv) enter into or modify any employment, severance,
             termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice, except as may be required by Applicable Law, any applicable collective bargaining agreement or a binding written contract in effect on the date of this Agreement (it being understood that no changes may be made to the compensation and benefit arrangements currently in effect for Michael A. Ashcroft or Stephen J. Ruzika);

                           (v) change any method or principle of accounting in
             a manner that is inconsistent with past practice (except as may be required to conform with GAAP);

                           (vi) permit or cause any subsidiary to do any of the
             foregoing or agree or commit to do any of the foregoing; provided, that the foregoing shall not prohibit payment of dividends by any subsidiary to the Company or wholly-owned subsidiary of the Company; or

                           (vii) agree in writing or otherwise to take any of
             the foregoing actions.

                  (e) No Solicitation. The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish access or provide information in furtherance of, any inquiries or the making of any proposal with respect to any amalgamation, recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any share capital or any material portion of the assets of the Company, or any combination of the foregoing (a "Company Competing Transaction"), or (ii) negotiate, or otherwise engage in discussions with, any person (other than Parent or its directors, officers, employees, agents and representatives) with respect to any Company Competing Transaction; provided that the Company may (i) furnish information to, negotiate or otherwise engage in discussions with, any party which delivers a written proposal for a Company Competing Transaction if and so long as (A) the Board of Directors of the Company determines in good faith, based upon advice of its outside legal counsel, that such action is necessary to comply with its fiduciary duties under Applicable Law and (B) prior to furnishing non-public information to such person, the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and (ii) take a position with respect to the

Amalgamation or a Company Competing Transaction or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act. The Company shall immediately cease all existing activities, discussions and negotiations with any parties relating to any of the foregoing. From and after the execution of this Agreement, the Company shall promptly advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to any Company Competing Transaction (including the status thereof).

                  (f) Redemption of Company Preference Shares. The Company shall as promptly as practicable after the date hereof call for redemption all outstanding Company Preference Shares so that such shares shall have been redeemed and shall not be outstanding as of the record date for the Company Meeting.

                  (g) Affiliates of the Company. The Company shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act, to execute and deliver to Parent no less than 35 days prior to the date of the Company Meeting written undertakings in the form reasonably acceptable to Parent.

                                   ARTICLE VI

                                   CONDITIONS

                  6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Amalgamation shall be subject to fulfillment of the following conditions:

                  (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Amalgamation or the other transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which makes the Amalgamation or such other transactions illegal.

                  (b) The Minister shall have consented to the Amalgamation.

                  (c) All waiting periods applicable to the consummation of the Amalgamation under the HSR Act shall have expired or been terminated and all other material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

                  (d) The Amalgamation, this Agreement and the transactions contemplated hereby shall have been duly approved by the Company Shareholders and the issuance of shares of Parent Common Stock in the Amalgamation shall have been duly approved by Parent Stockholders.

                  (e) The Commission shall have declared the Registration Statement effective and no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator.

                  (f) No Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Amalgamation or which seeks material damages in connection with the transactions contemplated hereby which continues to be outstanding.

                  (g) The shares of Parent Common Stock to be issued in the Amalgamation shall have been authorized for inclusion on the Nasdaq National Market.

                  (h) Parent shall have received a letter, in form and substance reasonably satisfactory to Parent, from Arthur Andersen LLP dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time, stating that (i) to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to Parent which would, and the ownership structure and attributes of Parent and its shareholders would not, proscribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination and (ii) the Amalgamation will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                  (i) The Company shall have received a letter, in form and substance reasonably satisfactory to the Company and Parent, from Coopers & Lybrand (or another internationally recognized accounting firm reasonably acceptable to Parent), dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time, stating that to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the ownership structure and attributes of the Company and its shareholders would not, proscribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination.

                  6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Amalgamation and the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions unless waived by the Company:

                  (a) The representations and warranties of each of Parent and Acquisition set forth in Article III shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Parent.

                  (b) Each of Parent and Acquisition shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                  (c) Each of Parent and Acquisition shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

                  (d) There shall have been no material adverse change in, and no event, occurrence or development in the business of Parent or its subsidiaries that, individually, or in the aggregate, would have or would reasonably be expected to have a material adverse effect on Parent.

                  (e) The Company shall have received an opinion of reputable Bermuda counsel substantially to the effect that, under Applicable Laws, for Bermuda tax purposes, the Amalgamation will not be taxable to Parent, Acquisition, the Company or Company Shareholders.

                  (f) The Company shall have received an opinion of Weinberg & Green (or other counsel reasonably acceptable to the Company) substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of the facts then existing, under Applicable Law, for United States federal income tax purposes, the Amalgamation will constitute a reorganization under Section 368 (a) of the Code and that no gain, loss or income will be recognized by Parent, Acquisition, the Company or Company Shareholders (other than in respect of cash received for fractional shares). In rendering such opinion, Weinberg & Green (or such other counsel) may require and rely on representations contained in certificates of the Company and others, as they deem reasonably appropriate.

                  (g) The Company shall have received a favorable Fairness Opinion.

                  6.3 Additional Conditions to Obligations of Parent and Acquisition. The obligations of Acquisition to consummate the Amalgamation and the other transactions contemplated hereby shall be further subject to the fulfillment of the following conditions unless waived by each of Parent and
Acquisition:

                  (a) The representations and warranties of the Company set forth in Article IV shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company.

                  (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                  (c) The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

                  (d) Each person who may be at the Effective Time or was on the date of this Agreement an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act, shall have executed and delivered to Parent at least 35 days prior to the date of the Company Meeting written undertakings in the form reasonably acceptable to Parent.

                  (e) The holders of not more than five percent of the outstanding Company Common Shares shall have complied with the procedures set forth in Section 106 of the Companies Act with respect to appraisal rights.

                  (f) There shall have been no material adverse change in, and no event, occurrence or development in the business of the Company or its subsidiaries that, individually or in the aggregate, would have or would reasonably be expected to have a material adverse effect on the Company.

                  (g) Parent shall have received an opinion of reputable Bermuda counsel and the Company shall have received an opinion of reputable Bermuda counsel (reasonably acceptable to Parent), substantially to the effect that, under Applicable Law, for Bermuda tax purposes, the Amalgamation will not be taxable to Parent, Acquisition, the Company or Company Shareholders.

                  (h) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom and the Company shall have received an opinion of Weinberg & Green (or other counsel to the Company reasonably acceptable to Parent) substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of the facts then existing, under Applicable Law, for United States federal income tax purposes, the Amalgamation will constitute a reorganization under Section 368(a) of the Code and that no gain, loss or income will be recognized by Parent, Acquisition, the Company or Company Shareholders (other than in respect of cash received for fractional shares). In rendering such opinions, Skadden, Arps, Slate, Meagher & Flom and Weinberg & Green (or such other counsel) may require and rely on representations contained in certificates of Parent, the Company, Acquisition and others, as they deem reasonably appropriate.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

                  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by Company Shareholders and Parent Stockholders:

                  (a) by mutual consent of Parent and the Company;

                  (b) by either Parent or the Company, if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Amalgamation shall have become final and nonappealable, provided that the party seeking to terminate this Agreement under this Section 7.1(b) shall have used its reasonable efforts to remove such injunction, order or decree;

                  (c) by either Parent or the Company, if the Effective Time shall not have occurred before December 31, 1996, unless extended by the Boards of Directors of both Parent and the Company (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Amalgamation to occur on or before such date);

                  (d) by Parent or the Company, if at the Company Meeting (including any adjournment or postponement thereof) the requisite vote of the Company Shareholders to approve the Amalgamation, this Agreement and the transactions contemplated hereby shall not have been obtained;

                  (e) by Parent or the Company, if at the Parent Meeting (including any adjournment or postponement thereof) the requisite vote of the Parent Stockholders to approve the issuance of Parent Common Stock in the Amalgamation shall not have been obtained;

                  (f) by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Parent or the Company at any time at or before the opening of business on July 17, 1996 if the Company shall not have received a favorable Fairness Opinion on or before the opening of business on July 15, 1996;

                  (h) by Parent, if the holders of more than five percent of the outstanding Company Common Shares shall have complied with the procedures set forth in Section 106 of the Companies Act with respect to appraisal rights;

                  (i) by the Company, in order to accept a proposal for a Company Competing Transaction that the Board of Directors of the Company has determined in good faith, based on a written opinion of an internationally recognized investment banking firm, is more favorable to the Company Shareholders, from a financial point of view, than the Amalgamation contemplated by this Agreement (including any adjustment to the terms and conditions of the Amalgamation proposed by Parent in response to such proposal for a Company Competing Transaction), provided that the Company shall have given Parent written notice of such proposal at least twenty-four hours prior to such termination, setting forth in reasonable detail the material terms and provisions (including price) of such Company Competing Transaction;

                  (j) by Parent, if the Company's Board of Directors shall have
(a) withdrawn or modified in a manner adverse to Parent its recommendation that Company Shareholders approve the Bye-Law Amendment, the Amalgamation, this Agreement and the transactions contemplated hereby or (b) recommended a Company Competing Transaction; or

                  (k) by the Company, if Parent's Board of Directors shall have withdrawn or modified in a manner adverse to the Company its recommendation that Parent Stockholders approve the issuance of shares of Parent Common Stock in the Amalgamation.

                  7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the last sentence of Section 5.1(e) and the provisions of this
Section 7.2 and Section 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Not withstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement.

                  7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by Company Shareholders or authorization of issuance of shares of Parent Common Stock in the Amalgamation by Parent Stockholders, but after each such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Shareholders or Parent Stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.4 Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Acquisition) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed,

(a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  8.1 Survival of Representations and Warranties. The representations, warranties and covenants made herein by the parties hereto shall not survive the Effective Time, except those covenants and agreements of the parties hereto which by their terms expressly contemplate performance after the Effective Time, which shall survive for the periods set forth therein

                  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or Acquisition:

                           Republic Industries, Inc.
                           200 East Las Olas Boulevard
                           Suite 1400
                           Fort Lauderdale, FL 33301
                           Attention: Richard L. Handley, Esq.
                           Telecopy No.: 954-522-8219

                           with a copy to

                           Roger S. Aaron, Esq.
                           Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York  10022
                           Telecopy No.:  212-735-2000

                  (b)  if to the Company:

                           ADT Limited
                           Cedar House
                           41 Cedar Avenue
                           Hamilton HM 12
                           Bermuda
                           Attention: John D. Campbell, Esq.
                           Telecopy No.: 441-292-8666

                           with a copy to

                           J.J. McCarthy, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10007
                           Telecopy No.:  212-450-5648

                  8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                  8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Warrant and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

                  8.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Bermuda without regard to principles of conflicts of law.

                  8.8 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

                  8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

                  8.10 Expenses. Parent and the Company shall pay their own costs and expenses associated with the transactions contemplated by this Agreement, except that the Company and Parent shall share equally (i) the filing fees in connection with the filing of the Joint Proxy Statement and Registration Statement with the Commission, and (ii) the expenses incurred in connection with printing and mailing the Joint Proxy Statement to the Parent Stockholders and the Company Shareholders.

                  8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  8.12 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in the courts of Bermuda, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein.

                  8.13 Joinder by Acquisition. Parent and the Company acknowledge that as of the date hereof Acquisition has not yet been formed. As promptly as practicable after the date hereof, Parent shall cause Acquisition to be formed and to become a party to this Agreement by execution of this Agreement. Upon execution of this Agreement, Acquisition shall be a party to this Agreement for all purposes as if it had executed this Agreement as of the date hereof. Prior to such execution of this Agreement by Acquisition, (i) no representation or warranty, covenant or other agreement of Acquisition shall be of any force and no representation or warranty of Parent relating to Acquisition shall be of any force or effect and (ii) this Agreement shall be the valid and binding agreement of Parent and the Company.

                  IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

                                       REPUBLIC INDUSTRIES, INC.

                                       By:
                                           ------------------------
                                           Name:
                                           Title:                      [SEAL]

                                       R.I./TRIANGLE, LTD.

                                       By:
                                           ------------------------
                                           Name:
                                           Title:                      [SEAL]

                                       ADT LIMITED

                                       By:
                                           ------------------------
                                           Name:
                                           Title:                      [SEAL]

                                   SCHEDULE A

                   Initial Directors of the Surviving Company

Ernest A. Morrison
Hallet, Whitney & Patton
The Corner House
20 Parliament Street
Hamilton, MM 12 Bermuda

Helen C. Adderley
Hallet, Whitney & Patton
The Corner House
20 Parliament Street
Hamilton, MM 12 Bermuda